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                                                                    EXHIBIT 4.13

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT ("Agreement"), dated as of March 8, 1999, between INTEGRATED SECURITY SYSTEMS, INC., a Delaware corporation, B&B ELECTROMATIC, INC., a Delaware corporation, GOLSTON COMPANY, INC., a Texas corporation, INNOVATIVE SECURITY TECHNOLOGIES, INC., a Texas corporation, and TRI-COASTAL SYSTEMS, INC., a Delaware corporation (collectively, "Debtor"), and THE RUNDELL FOUNDATION ("Secured Party"). Capitalized terms used herein, unless otherwise defined herein, have the definitions given them in the Notes (as defined below).

         WHEREAS, Debtor has issued to Secured Party a promissory note of even date herewith (the "Notes"), in the aggregate principal amount of $200,000 (the "Loan");

         WHEREAS, as a condition for providing the Loan, Secured Party required that Debtor grant a security interest in its assets as collateral for such Loan;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto and hereby agree as follows:

         1. Grant of Security Interest. In order to secure payment when due of all obligations arising under the Notes and all other indebtedness of Debtor to Secured Party, whether pursuant to subsequently-issued notes or otherwise, now existing or hereafter incurred (the "Obligations"), Debtor hereby irrevocably grants to Secured Party a continuing security interest in the following property of Debtor, whether now owned or existing, or hereafter acquired, owned, existing or arising (whether by contract or operation by law), and wherever located (the "Collateral"), which shall be retained by Secured Party until the Obligations have been paid in full and the Notes has been terminated:

            a. All accounts, contract rights, chattel paper and rights of payment of every kind (collectively, "Accounts") and instruments and general intangibles of Debtor.

            b. All bank accounts of Debtor.

            c. All monies, residues and property of any kind, now or at any time or times hereafter, in the possession or under the control of Secured Party or a bailee of Secured Party.

            d. All licenses, patents, patent applications, copyrights, trademarks, trademark applications, trade names, assumed names, service marks and service mark applications of Debtor.

            e. All inventory, equipment (including any and all computer hardware and components), machinery and fixtures of Debtor in all forms and wherever located, and all parts and products thereof, all accessories thereto, and all documents therefor.

            f. All books and records (including, without limitation, customer lists, credit files, tapes, ledger cards, computer software and hardware, electronic data processing software,

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computer programs, printouts and other computer materials and records) of Debtor evidencing or containing information regarding or otherwise pertaining to any of the foregoing.

            g. All accessories to, substitutions for and all replacements, products and proceeds of the foregoing, including, without limitation, proceeds of insurance policies insuring the Collateral (including, but not limited to, claims paid and premium refunds).

         2. Insurance on Collateral. Debtor further warrants and agrees that in each case where the terms of any such Accounts require Debtor or the account debtor named in such Account to place or carry insurance in respect of the property to which such Account relates, Debtor or the account debtor will pay for and maintain such insurance.

         3. Delivery of Receivables. Upon Secured Party's request, upon the occurrence of an Event of Default, Debtor will, at any reasonable time and at Debtor's own expense, physically deliver to Secured Party all Accounts assigned to Secured Party at any reasonable place or places designated by Secured Party. Failure to deliver any Account, or failure to deliver physical possession of any instruments, documents or writings in respect of any Account shall not invalidate Secured Party's Lien and security interest therein, except to the extent that possession may be required by applicable law for the perfection of said Lien or security interest, in which latter case, the Account shall be deemed to be held by Debtor as the custodian agent of Secured Party, for the benefit of Secured Party. Failure of Secured Party to demand or require Debtor to include any Account in any schedule, to execute any schedule, to assign and deliver any schedule or to deliver physical possession of any instruments, documents or writings related to any Account shall not relieve Debtor of its duty so to do.

         4. Collection of Receivables. Debtor hereby agrees that it shall use commercially reasonable efforts, at its sole cost and expense and in its own name, to promptly and diligently collect and enforce payment of all Accounts and Debtor will defend and hold Secured Party harmless from any and all loss, damage, penalty, fine or expense arising from such collection or enforcement.

         5. Financing Statements. Debtor agrees to execute all financing statements and amendments thereto as Secured Party may request from time to time to evidence the security interest granted to Secured Party hereunder and will pay all filing fees and taxes, if any, necessary to effect the filing thereof. Wherever permitted by law, Debtor authorizes Secured Party to file financing statements with respect to the Collateral without the signature of Debtor. Without the written consent of Secured Party, Debtor will not allow any financing statement or notice of assignment to be on file in any public office covering any Collateral, proceeds thereof or other matters subject to the security interest granted to Secured Party herein, unless such financing statement relates to a Permitted Lien.

         6. Secured Party's Payment of Claims. Secured Party may, in its sole discretion, discharge or obtain the release of any security interest, lien, claim or encumbrance asserted by any Person against the Collateral, other than a Permitted Lien. All sums paid by Secured Party in respect thereof shall be payable, on demand, by Debtor to such Secured Party and shall be a part of the Obligations.


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         7. Default and Remedies.

            a. Debtor shall be in default hereunder upon the occurrence of an Event of Default, as set forth in the Notes.

            b. Upon the occurrence of any Event of Default which shall be continuing, (i) unless Secured Party shall elect otherwise, the entire unpaid amount of due under the Continuing Guaranty as are not then otherwise due and payable shall become immediately due and payable without notice to Debtor or demand by Secured Party and (ii) Secured Party may, at its option, exercise from time to time any and all rights and remedies available to them under the Uniform Commercial Code or otherwise, including the right to foreclose or otherwise realize upon the Collateral and to dispose of any of the Collateral at one or more public or private sales or other proceedings, and Debtor agrees that Secured Party or its nominee may become the purchaser at any such sale or sales. Debtor agrees that ten (10) days shall be reasonable prior notice of the date of any public sale or other disposition of the same may be made. All rights and remedies granted Secured Party hereunder or under any other agreement between Secured Party and Debtor shall be deemed concurrent and cumulative and not alternative, and Secured Party may proceed with any number of remedies at the same time or at different times until all the Obligations are fully satisfied. The exercise of any one right or remedy shall not be deemed a waiver or release of or an election against any other right or remedy. Debtor shall pay to Secured Party on demand any and all expenses (including reasonable attorneys' fees and legal expenses) which may have been incurred by Secured Party (i) in the prosecution or defense of any action growing out of or connected with the subject matter of this Agreement, the Continuing Guaranty, the Collateral or any of Secured Party's rights therein or thereto; or (ii) in connection with the custody, preservation, use, operation, preparation for sale or sale of the Collateral, the incurring of all of which are hereby authorized to the extent Secured Party deems the same advisable. Debtor's liability to Secured Party for any such payment shall be included in the Obligations. The proceeds of any Collateral received by Secured Party at any time before or after default, whether from a sale or other disposition of Collateral or otherwise, or the Collateral itself, may be applied to the payment in full or in part of such of the Obligations and in such order and manner as Secured Party may elect.

         8. Representations and Covenants of Debtor. Debtor hereby represents to and agrees with Secured Party as follows:

            a. Debtor owns the Collateral as sole owner, free and clear of any Liens, except as set forth on SCHEDULE A hereto.

            b. So long as any amounts due pursuant to the Notes remain unpaid, Debtor agrees not to sell, assign or transfer the Collateral and to maintain it free and clear of any Liens.

         9. Miscellaneous.

            a. This Agreement shall bind and inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns, except that Debtor shall not assign any of its rights hereunder without Secured Party's prior written consent.


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            b. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remainder of this Agreement or the validity or enforceability of such provision in any other jurisdiction.

            c. All issues arising hereunder shall be governed by the laws of the State of Texas.

            d. Debtor hereby consents to the jurisdiction of the courts of the State of Texas in any action or proceeding which may be brought against it under or in connection with this Agreement or any transaction contemplated hereby or to enforce any agreement contained herein, and in the event any such action or proceeding shall be brought against it, Debtor agrees not to raise any objection to such jurisdiction or to the laying of venue in Dallas County, Texas or, if applicable, any other county in any state in which Collateral is located.


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         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date and year written above.

                                       DEBTOR:

                                       INTEGRATED SECURITY SYSTEMS, INC.



                                       By:
                                           -------------------------------------
                                           Gerald K. Beckmann
                                           President and Chief Executive Officer


                                       B&B ELECTROMATIC, INC.


                                       By:
                                           -------------------------------------



                                       GOLSTON COMPANY, INC.


                                       By:
                                           -------------------------------------



                                       INNOVATIVE SECURITY TECHNOLOGIES, INC.


                                       By:
                                           -------------------------------------



                                       TRI-COASTAL SYSTEMS, INC.


                                       By:
                                           -------------------------------------


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                                       SECURED PARTY:

                                       THE RUNDELL FOUNDATION


                                       By:
                                           -------------------------------------


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                                   SCHEDULE A

                               LIENS ON COLLATERAL


         1. Lien in favor of USL Corporation

         2. Lien in favor of Frost National Bank

         3. Lien in favor of Renaissance Capital Growth & Income Fund III, Inc.

         4. Lien in favor of Renaissance US Growth & Income Trust PLC